Exhibit 23

CONSENT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in the previously filed Registration Statement on Forms S-8 File Nos. 333-69420, 333-69416, and 333-169454, Form S-3D and Form S-3D POS No. 333-111309 of Dimeco, Inc. of our report dated March 9, 2012, relating to our audit of the consolidated financial statements, which appears in the December 31, 2011, Annual Report on Form 10-K of Dimeco, Inc.

/s/ S.R. Snodgrass, A.C.

Wexford, Pennsylvania

March 23, 2012